AGREEMENT FOR SERVICES

THIS AGREEMENT MADE and dated for reference the 1st day of November, 2005.

BETWEEN:

Uranerz Energy Corporation; Suite 1410, 800 West Pender Street, Vancouver, B.C. V6C 2V6

(hereinafter called “Uranerz Energy.”)

OF THE FIRST PART

AND:

Highlands Capital, Inc., P.O. Box 260025, Littleton, CO 80163

(hereinafter called the “Contractor”)

OF THE SECOND PART

WHEREAS the Contractor represents having experience in the provision of public and investor relations services.

AND WHEREAS Uranerz Energy wishes to engage the Contractor to provide services in the area of public and investor relations services.

AND WHEREAS Uranerz Energy is a reporting issuer whose shares trade on the Over-the-Counter Bulletin Board.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreement hereinafter contained the parties hereto agree as follows:

1.

(a)   Uranerz Energy hereby contracts for the services of the Contractor and the Contractor hereby agrees to perform services for Uranerz Energy in accordance with the terms and conditions of this Agreement;

(b)   The Contractor will provide services and expertise for the purposes of assisting Uranerz Energy to establish and maintain a corporate profile with brokers, financial advisors, investment advisors and dealers, and institutional investors;

	(i)	analyzing and assessing viable sources of new investor interest;

	(ii)	developing and implementing programs for further investor relations programs within the established regulatory framework;

	(iii)	providing Uranerz Energy with contacts to assist in future equity financings;

	(iv)	utilizing communications and dissemination networks on the most cost effective ways possible for the purpose of making information on Uranerz Energy available to shareholders and interested investors.

(c)   The Contractor shall use their best efforts to advance the interest of Uranerz Energy and shall faithfully, industriously, and to the best of their abilities perform the responsibilities and duties described above;

	(d)	The Contractor shall not engage in any of the following activities:

		(i)	any action to promote or hype the trading of Uranerz Energy’s securities contrary to the laws of the United States of America and Canada or the polices of the Securities Exchange Commission;

(ii)

any act, advertisement, solicitation, conduct or negotiation for the purpose of trading in any securities of Uranerz Energy contrary to the laws of the United States of America and Canada or the policies of the Securities Exchange Commission;

		(iii)	publish or distribute any written material concerning Uranerz Energy without prior authorization of management;

		(iv)	to enter on the Internet or cause to be entered on the Internet any material concerning Uranerz Energy without prior authorization of management.

2.

(a) Uranerz Energy shall pay the Contractor a fee of US five thousand ($5,000.00) dollars per month for its services, payable on the 1st day of each and every month, in advance, during the term of the Agreement.

(b) The parties agree that in addition to the monthly fee provided for in sub-paragraph 2(a) the Contractor is entitled to reimbursement for all pre-approved expenses incurred by it in connection with duties hereunder, which shall be reimbursed by Uranerz Energy within fifteen (15) days of receipt of invoice from the Contractor.

(c) the parties agree that a finders fee will be paid on the introduction and closing of any future capital raised by the Contractor for Uranerz Energy. For each financing completed by Uranerz Energy, the finders fee payable to the Contractor shall be based on capital raised by the Contractor on a sliding scale as follows:

7% on amounts raised up to $1.0 million; 5% on amounts raised over $1.0 million.

3.

The Contractor shall not, either during the course of this engagement hereunder or at any time thereafter, disclose to any person other than the management of Uranerz Energy or Uranerz Energy’s professional advisors, or trade in the securities of Uranerz Energy while in possession of any confidential information concerning the business or affairs of Uranerz Energy or its subsidiaries, which the Contractor may have acquired in the course of or incidental to the Contractor’s appointment hereunder or otherwise and the Contractor shall not directly or indirectly use ( whether for either one of their own benefit or the detriment or intended detriment of Uranerz Energy) any confidential information he may acquire with respect to the business and affairs of Uranerz Energy.

4.	The non-disclosure provisions of this Agreement will remain in effect for the life of this Agreement and for a period of three (3) months following any termination of this Agreement.

5.

The Contractor hereby covenants and agrees to indemnify Uranerz Energy Corporation, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorney’s fees incurred by any of them resulting from or arising out of any action by the Contractor which constitutes a violation of any law or regulation or as a result of any misrepresentation made by the Contractor.

6.	Save and except for the provisions set out below, this Agreement shall have a term of twelve (12) months from the date hereof and may be renewed by mutual agreement thereafter.

However, either party may terminate this Agreement without cause upon the terminating party giving thirty (30) days written notice to the other party and during this 30 day notice period the Contractor will have the option to exercise any outstanding vested Contractor options, with the following exceptions:

a.

if Uranerz Energy is notified of any infraction of the laws or policies of any regulatory agencies attributed to the Contractor, Uranerz Energy may terminate the Contractor’s services with immediate loss of any outstanding Contractor options, whether or not vested;

b.

in the event of the Contractor’s gross default, misconduct, breach or non-observance of any stipulation contained herein, its employment shall be terminated with immediate loss of any outstanding Contractor options, whether or not vested.

7.	(a) This Agreement shall be governed by and construed in accordance with the laws of the United States of America;

(b) Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by telex or telecopies or by prepaid registered post, addressed to the parties at the following addresses or at such other address of which notice may be given by either of such parties;

Uranerz Energy Corporation, Suite 1410, 800 West Pender Street, Vancouver, B.C. V6C 2V6 Fax: 604-689-1722

Highlands Capital, Inc., P.O. Box 260025, Littleton, CO 80163 Fax: 303-662-1991

Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as foresaid, then the seventh business day after and excluding the day of mailing; if any party provides a facsimile or email address that address may be used for delivery of notice under this Agreement unless and until the party providing such facsimile or email address rescinds or replaces the address provided.

(c) This Agreement is a contract for services and may not be assigned in whole or in part by the Contractor;

(d) This Agreement supersedes any previous agreement, arrangement or understanding whether written or oral between the parties hereto;

(e) Time is of the essence of this Agreement;

(f) It is expressly agreed that this Agreement is an employment contract for the Contractor’s services only.

(g) The Contractor acknowledges and warrants to Uranerz Energy that it will comply with the rules and regulations of all applicable securities regulatory authorities in the performance of their duties hereunder and will not disclose any information with regard to assets or business without prior approval of the management of Uranerz Energy and will comply with any confidentiality provisions of any agreement to which Uranerz Energy may be subject;

(h) this Agreement shall inure to the benefit of the parties hereto, their heirs and successors.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the day and year first above written.

Uranerz Energy	Highlands Capital, Inc.

“Glenn Catchpole”	“Bruce Nurse”
Authorized Signature	Authorized Signature

President	Bruce Nurse, President
Print Name and Title	Print Name and Title